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                                                                    EXHIBIT 10.8

                                      NOTE

$ 1,650,000                                               Minneapolis, Minnesota
                                                                   July 31, 2000

                  FOR VALUE RECEIVED, Applied Epi, Inc., a corporation organized under the laws of the State of Minnesota ("Borrower"), hereby promises to pay to the order of U.S. Bank National Association, a national banking association ("Lender", which term shall include any future holder hereof), at St. Paul, Minnesota, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America, the principal sum of One Million Six Hundred Fifty Thousand Dollars and No Cents ($1,650,000) or so much thereof as may be advanced hereunder and to pay interest on the outstanding principal balance hereof from time to time at a fluctuating rate equal to 1.90% per annum in excess of the Adjusted Eurodollar Rate. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. For purposes hereof, the following terms shall have the following meanings:

         "Adjusted Eurodollar Rate": With respect to each day, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 minus Eurodollar Reserve Percentage.

         "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

         "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

         "Eurodollar Rate": With respect to each day, the rate per annum at which United States dollar deposits having a maturity of thirty days are offered to the Lender in the interbank Eurodollar market on such date for delivery in immediately available funds on such date; provided, that in lieu of determining the rate in the foregoing manner, the Lender may substitute the per annum rate for United States dollars displayed on the Reuters screen, LIBO page, at 10:00 A.M. (Minneapolis time) on such date or, if such date is not a Eurodollar Business Day, the most recent Eurodollar Business Day. "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

         "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member Lender of the Federal Reserve System, with deposits comparable in amount to those held by the Lender, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any


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         outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

Borrower shall make equal monthly payments of principal and interest of $12,694.00 beginning September 1, 2000. This monthly amount is subject to adjustment at the end of each calendar year by Lender, which shall determine the monthly payment by calculating a reasonable approximation of the monthly amount sufficient to fully amortize the amount due hereunder over a period of 20 years starting August 1, 2000. The total unpaid principal amount and all interest thereon shall be payable on August 1, 2005 (the "Maturity Date"). THIS NOTE REQUIRES A BALLOON PAYMENT.

                  Borrower may not prepay this Note in whole or in part at any time, without premium or penalty. Any such prepayment shall be preceded by at least thirty (30) days and not more than ninety (90) days prior written notice to Lender. No prepayment shall suspend any required payments of either principal or interest on this Note or reduce the amount of any scheduled payment. Notwithstanding anything to the contrary contained herein, however, no such compensation shall be payable in connection with any prepayment of this Note made with insurance proceeds or condemnation awards or proceeds unless such insurance proceeds or condemnation awards or proceeds are not made available to repair, rebuild or restore the property subject to the Mortgage by reason of the existence of an Event of Default.

                  If, on or prior the to date for determining the Adjusted Eurodollar Rate, Lender determines (which determination shall be conclusive and binding, absent error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to Lender in the relevant market, or

                  (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lender of maintaining the loan evidenced hereby,

Lender shall forthwith give notice to Borrower of such determination, whereupon the obligation of Lender to maintain the loan evidenced hereby at an interest rate based on the Adjusted Eurodollar Rate shall be suspended until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, the loan evidenced hereby shall bear interest at a fluctuating rate (the "Reference Based Rate") of interest per annum from time to time publicly announced by Lender as its "Reference Rate", as the same may fluctuate from time to time, provided that Lender may lend to its customers at rates that are at, above or below the Reference Rate during such time. Changes in the interest rates payable hereunder shall be effective as of the same date as the date on which the change in the Reference Rate is effective.

                  If any Regulatory Change (as defined in the Loan Agreement)

                  (a) shall subject Lender to any tax, duty or other charge with respect to the loan evidenced hereby of shall change the basis of taxation of payment to Lender of the


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         principal or interest on such loan or any other amounts due under the
         Loan Agreement in respect of such loan (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculation the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the interbank Eurodollar market or any other condition affecting the loan evidenced hereby;

and the result of the foregoing is to increase to cost to Lender of maintaining the loan evidence hereby, or to reduce the amount of any sum received or receivable by Lender under the Loan Agreement or under this Note, then, within 30 days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to the paragraph. A certificate of Lender claiming compensation under this paragraph, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, Lender may use reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any increase costs or reduction in amounts received or receivable shall not constitute a waiver of Lender's rights to demand compensation for any subsequent increased costs or reduction in amounts received or receivable.

                  If any Regulatory Change shall make in unlawful or impossible for Lender to maintain the loan evidenced hereby at an interest rate based on the Adjusted Eurodollar Rate, Lender shall notify Borrower, whereupon the obligation of Lender to so maintain the loan evidenced hereby shall be suspended until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist. Lender's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

                  If, at any time, Lender obtains an appraisal pursuant to
Section 1.10 of the Mortgage, and such appraisal demonstrates that the then outstanding principal balance of this Note is more than 75% of the value of the property subject to the Mortgage, Lender shall have the right, at its option, to require Borrower to prepay a portion of the then outstanding principal balance of this Note such that following such prepayment the outstanding principal balance of this Note does not exceed 75% of the value of such property as determined by such appraisal. Lender may exercise such right by giving written notice of such exercise to Borrower at least sixty (60) days prior to the date on which Lender requires that such prepayment be made, and in such event Borrower shall make such prepayment on the date specified in such notice. Any such prepayment shall not require the payment of a prepayment premium as described in the immediately preceding paragraph of this Note.



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This Note is secured by a Mortgage, Security Agreement, Assignment of Leases and
Rents and Fixture Financing Statement of even date herewith (the "Mortgage") on real property located in Ramsey County, Minnesota, therein described. This Note is the Note referred to in the Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), and is subject to the additional terms and conditions set forth in the Loan Agreement and the documents referred to therein.

                  If a payment due hereunder is not made within five days after the date when due, Borrower shall pay to Lender a late payment charge of 5% of the amount of the overdue payment to compensate Lender for a portion of the cost related to handling the overdue payment. After an Event of Default, as defined in the Loan Agreement, then the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the "Default Rate") equal to 3% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as provided in the Loan Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender's rights hereunder, Borrower will pay to the Lender Lender's reasonable attorneys' fees together with all court costs and other expenses paid by Lender.

                  Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

                  THIS NOTE SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR RELATING HERETO SHALL BF HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVlSION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.


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                  AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY
FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR RELATING HERETO SHALL BF HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

BORROWER AND LENDER EACH IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                             Applied Epi, Inc.


                                             By   /s/ Frank Kraemer
                                                ----------------------


                                             Its       COO
                                                 ---------------------



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